Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report of Atlantica, Inc. (the “Registrant”) on Form 10-K/A for the period ending December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), we, Alan D. Gordon, President and Chief Executive Officer, and Shelley Goff, Secretary and Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	June 30, 2023	By:	/s/Alan D. Gordon
Alan D. Gordon, President, Chief Executive Officer and Director

Date:	June 30, 2023	By:	/s/Shelley Goff
Shelley Goff, Secretary, Chief Financial Officer and Principal Accounting Officer